UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 7, 2006, Nanogen, Inc. (“Nanogen”) issued a press release announcing the completion of its acquisition of the rapid cardiac immunoassay test business from Spectral Diagnostics Inc. (“Spectral Diagnostics”) . A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01.	Other Events

On February 6, 2006, Nanogen completed the acquisition of the rapid cardiac immunoassay test business from Spectral Diagnostics. The total consideration for the transaction was approximately CDN$9 million or US$7.87 million, comprised of CDN$5.65 million or US$4.94 million in cash and CDN$3.35 million or US$2.93 million in Nanogen common shares.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of Nanogen, Inc., dated February 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: February 7, 2006	By:	/s/ Robert Saltmarsh
	Name:	Robert Saltmarsh
	Title:	Chief Financial Officer